AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 1, 1997
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933


                          BRUNSWICK TECHNOLOGIES, INC.
           ----------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


          MAINE                                          01-0402052
-------------------------------             ------------------------------------
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)



                    43 BIBBER PARKWAY, BRUNSWICK, MAINE 04011
                    -----------------------------------------
                    (Address of Principal Executive Offices)


                          BRUNSWICK TECHNOLOGIES, INC.
                      1991 STOCK OPTION PLAN, AS AMENDED;
                1994 EMPLOYEE STOCK OPTION PLAN, AS AMENDED; AND
                           1997 EQUITY INCENTIVE PLAN
                           --------------------------
                           (Full Title of The Plans)


                               MARTIN S. GRIMNES
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                          BRUNSWICK TECHNOLOGIES, INC.
                               43 BIBBER PARKWAY
                             BRUNSWICK, MAINE 04011
                           -------------------------
                    (Name and Address of Agent For Service)

                                 (207) 729-7792
                 ---------------------------------------------
         (Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:

                            MARIANNE GILLERAN, ESQ.
                              GADSBY & HANNAH LLP
                              225 FRANKLIN STREET
                          BOSTON, MASSACHUSETTS 02110
                                 (617) 345-7000







                        CALCULATION OF REGISTRATION FEE

================================================================================
              1991 STOCK OPTION PLAN, AS AMENDED (THE "1991 PLAN")
              ----------------------------------------------------
----------------  --------------  --------------   --------------   ------------
Title of                             Proposed        Proposed
Securities to be   Amount to be      Maximum          Maximum         Amount of
Registered        Registered (1)  Offering Price     Aggregate      Registration
                                    Per Share      Offering Price       Fee
                                       (2)              (2)
----------------  --------------  --------------   --------------   ------------
 Common Stock,      252,450         $0.030303        $7,649.99          $2.32
  $0.0001 par
value per share
----------------  --------------  --------------   --------------   ------------
 Common Stock,      15,114          $0.151515        $2,290.00          $0.69
  $0.0001 par
value per share
----------------  --------------  --------------   --------------   ------------
 Common Stock,      160,050         $1.515152       $242,500.08         $73.48
  $0.0001 par
value per share
----------------  --------------  --------------   --------------   ------------

         1994 EMPLOYEE STOCK OPTION PLAN, AS AMENDED (THE "1994 PLAN")
         -------------------------------------------------------------
----------------  --------------  --------------   --------------   ------------
Title of                             Proposed        Proposed
Securities to be   Amount to be      Maximum          Maximum         Amount of
Registered        Registered (1)  Offering Price     Aggregate      Registration
                                   Per Share (2)   Offering Price        Fee
                                                        (2)
----------------  --------------  --------------   --------------   ------------
Common Stock,       81,675          $1.515152        $123,750.04       $37.50
$0.0001 par
value per share
----------------  --------------  --------------   --------------   ------------

                  1997 EQUITY INCENTIVE PLAN (THE "1997 PLAN")
                  --------------------------------------------
----------------  --------------  --------------   --------------   ------------
Title of                             Proposed        Proposed
Securities to be   Amount to be      Maximum          Maximum         Amount of
Registered        Registered (1)  Offering Price     Aggregate      Registration
                                    Per Share      Offering Price        Fee
                                     (2)(3)           (2)(3)
----------------  --------------  --------------   --------------   ------------
Common Stock,       59,150           $9.50            $561,925         $170.28
$0.0001 par
value per share
----------------  --------------  --------------   --------------   ------------
Common Stock,       362,590          $15.875        $5,756,116.25     $1,744.28
$0.0001 par
value per share
----------------  --------------  --------------   --------------   ------------

    TOTAL REGISTRATION FEE FOR THE 1991 PLAN, THE 1994 PLAN AND THE 1997 PLAN
    -------------------------------------------------------------------------

-------------------------------------------------------------  -----------------
Total  Amount of Shares of Common  Stock,  $0.0001 par value     Total Amount
per share,  to be Registered  Under the 1991 Plan,  the 1994    of Registration
Plan and the 1997 Plan (1)                                          Fee (4)
-------------------------------------------------------------  -----------------
              931,029                                              $2,028.55
-------------------------------------------------------------  -----------------





(1) Pursuant to Rule 416, there are also being registered such additional shares of Common Stock as may become issuable pursuant to stock splits or similar transactions.

(2) The offering price for shares subject to options outstanding on the date hereof is the actual exercise price of such options.

(3) The offering price of $15.875 is for shares that have not yet been made subject to options on the date hereof under the 1997 Plan, and has been estimated solely for the purpose of computing the registration fee, pursuant to Regulation C, Rule 457(h), on the basis of the average of the high and low prices of the registrant's Common Stock, as reported in the consolidated reporting system of NASDAQ/NMS, on September 30, 1997.

(4) The Registration Fee consists of $2.32 payable in respect of 252,450 shares subject to options under the 1991 Plan at $0.030303 per share, plus $0.69 payable in respect of 15,114 shares subject to options under the 1991 Plan at $0.151515 per share, plus $73.48 payable in respect of 160,050 shares subject to options under the 1991 Plan at $1.515152 per share, plus $37.50 payable in respect of 81,675 shares subject to options under the 1994 Plan at $1.515152 per share, plus $170.28 payable in respect of 59,150 shares subject to options under the 1997 Plan at $9.50 per share, plus $1,744.28 payable in respect of 362,590 shares under the 1997 Plan that have not yet been made subject to options, based on an offering price of $15.875. The offering price of $15.875 for shares that have not yet been made subject to options on the date hereof under the 1997 Plan has been estimated solely for the purpose of computing the registration fee, pursuant to Regulation C, Rule 457(h), on the basis of the average of the high and low prices of the registrant's Common Stock, as reported in the consolidated reporting system of NASDAQ/NMS, on September 30, 1997.









                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         The document(s) containing the information specified in Part I of Form S-8 are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this registration statement on Form S-8. Such documents and the documents incorporated by reference in this registration statement on Form S-8 pursuant to Item 3 of Part II hereof, as described below, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").








                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

        The  following   documents  are   incorporated   by  reference  in  this
registration statement:

        (a) The Annual Report on Form 10-K for the fiscal year ended December 31, 1996 ("Fiscal 1996") filed by Brunswick Technologies, Inc. (the "Company") pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

        (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of Fiscal 1996; and

        (c) The description of the Company's securities in the Company's Form 8-A Registration Statement filed with the Commission on January 31, 1997.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered in this registration statement have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the following provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

        Subsection (1) of Section 719 of the Maine Business Corporation Act empowers a corporation to indemnify, or if so provided in the bylaws, shall in all cases indemnify, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that that person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with such action, suit or proceeding; provided that no indemnification may be provided for any person with respect to any matter as to which that person shall have been finally adjudicated: (a) not to have acted honestly or in the reasonable belief that that person's action was in or not opposed to the best interest of the corporation or its shareholders or, in the case of a person serving as a fiduciary of an employee benefit plan or trust, in or not opposed to the best interest of the plan or trust, or its participants or beneficiaries; or (b) with respect to any criminal action or proceeding, to have had reasonable cause to believe that that person's conduct was unlawful.

        Furthermore, subsection (1) of Section 719 provides that the termination of any action, suit or proceeding by judgment, order or conviction adverse to that person, or by settlement or plea of nolo contendere or its equivalent, shall not of itself create a presumption that that person did not act honestly or in the reasonable belief that that person's action was in or not opposed to the best interests of the corporation or its shareholders or, in the case of a person serving as a fiduciary of an employee benefit plan or trust, in or not opposed to the best interests of that plan or trust or its participants or beneficiaries and, with respect to any criminal action or proceeding, had reasonable cause to believe that that person's conduct was unlawful.

        Subsection (1-A) of Section 719 provides that notwithstanding any provision of subsection (1), a corporation shall not have the power to indemnify any person with respect to any claim, issue or matter asserted by or in the right of the corporation as to which that person is finally adjudicated to be liable to the corporation unless the court in which the action, suit or proceeding was brought shall determine that, in view of all the circumstances of the case, that person is fairly and reasonably entitled to indemnity for such amounts as the court shall deem reasonable.

        Subsection (3) of Section 719 provides that any indemnification under subsection (1), unless ordered by a court or required by the bylaws, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances and in the best interests of the corporation. That determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to that action, suit or proceeding, or if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders. Such a determination once made may not be revoked and, upon the making of that determination, the director, officer, employee or agent may enforce the indemnification against the corporation by a separate action notwithstanding any attempted or actual subsequent action by the board of directors.

        Finally, subsection (6) of Section 719 provides that a corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or other enterprise against any liability asserted against that person and incurred by that person in any such capacity, or arising out of that person's status as such, whether or not the corporation would have the power to indemnify that person against such liability under this section.

        Section 14 of Article Third of the Third Restated Bylaws of the Company provides for such indemnification to the fullest extent that the Maine Business Corporation Act permits, as more fully described in the five paragraphs immediately preceding above.

        The Company has purchased directors and officers liability insurance covering liabilities incurred by its officers and directors in connection with the performance of their duties from National Union Fire Insurance Company of Pittsburgh, PA., in the amount of $3,000,000.








ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8.  EXHIBITS.

        The following exhibits are filed as part of this registration statement:

   Exhibit
   Number      Description
   -------     -----------

        4a 1991 Stock Option Plan (filed as Exhibit No. 10.21 to the Company's Form S-1 Registration Statement, Registration No. 333-10721, and hereby incorporated by reference)

        4b     Amendment  No. 1 to 1991 Stock  Option Plan (filed as Exhibit No.
               10.22 to the Company's Form S-1 Registration Statement, Registration No. 333-10721, and hereby incorporated by reference)

        4c 1994 Employee Stock Option Plan (filed as Exhibit No. 10.23 to the Company's Form S-1 Registration Statement, Registration No. 333-10721, and hereby incorporated by reference)

        4d Amendment No. 1 to 1994 Employee Stock Option Plan (filed as Exhibit No. 10.24 to the Company's Form S-1 Registration Statement, Registration No. 333-10721, and hereby incorporated by reference)

        4e 1997 Equity Incentive Plan (filed as Exhibit No. 10.25 to the Company's Form S-1 Registration Statement, Registration No. 333-10721, and hereby incorporated by reference)

        4f Amended and Restated Articles of Incorporation (filed as Exhibit No. 3.1 to the Company's Form S-1 Registration Statement, Registration No. 333-10721, and hereby incorporated by reference)

        4g Third Restated Bylaws (filed as Exhibit No. 3.2 to the Company's Form S-1 Registration Statement, Registration No. 333-10721, and hereby incorporated by reference)

        5      Opinion of Eaton, Peabody, Bradford & Veague, P.A.

        23a Consent of Eaton, Peabody, Bradford & Veague, P.A. (contained in Opinion filed as Exhibit 5)

        23b    Consent of Coopers & Lybrand L.L.P.

        23c    Consent of KPMG Peat Marwick LLP

        24     Power of Attorney








ITEM 9.  UNDERTAKINGS.

        (a)    The undersigned registrant hereby undertakes:

               (1)      To file,  during any period in which offers or sales are
                        being  made,   a   post-effective   amendment   to  this
                        registration statement;

                        (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                        (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                        (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.











        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]









                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Brunswick, State of Maine, on October 1, 1997.

                                            BRUNSWICK TECHNOLOGIES, INC.


                                         By /s/ Martin S. Grimnes
                                            ---------------------------
                                            Martin S. Grimnes,
                                            Chairman and Chief Executive Officer


        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

    Signature                   Title                               Date
    ---------                   -----                               ----

/s/ Martin S. Grimnes           Chairman, Chief Executive       October 1, 1997
----------------------          Officer and Director
Martin S. Grimnes               (Principal Executive Officer)


/s/ David M. Coit               Director                        October 1, 1997
----------------------
David M. Coit


/s/ Max G. Pitcher              Director                        October 1, 1997
----------------------
Max G. Pitcher


/s/ David E. Sharpe             Director                        October 1, 1997
----------------------
David E. Sharpe


/s/ Peter N. Walmsley           Director                        October 1, 1997
----------------------
Peter N. Walmsley


/s/ John P. O'Sullivan          Chief Financial Officer         October 1, 1997
----------------------          and Treasurer (Principal
John P. O'Sullivan              Financial and Accounting
                                Officer)


/s/ William M. Dubay            President, Chief Operating      October 1, 1997
----------------------          Officer and Director
William M. Dubay


/s/ Donald R. Hughes            Director                        October 1, 1997
----------------------
Donald R. Hughes